Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors Inc.

Dated July 1, 2003, as amended on October 28, 2004, March 10, 2006 and March     , 2007

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Diversified Alpha Fund (f/k/a Large Cap Disciplined Equity Fund)

U.S. Managed Volatility Fund (f/k/a Managed Volatility Fund)

Global Managed Volatility Fund

Tax-Managed Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:

Name:	Name:

Title:	Title:

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Analytic Investors Inc.

Dated July 1, 2003, as amended on October 28, 2004, March 10, 2006 and March     , 2007

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Diversified Alpha Fund (f/k/a Large Cap Disciplined Equity Fund)	0.26%

U.S. Managed Volatility Fund (f/k/a Managed Volatility Fund)	0.20%

Global Managed Volatility Fund	0.25%

Tax-Managed Managed Volatility Fund	0.05%

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:

Name:	Name:

Title:	Title:

2